Exhibit 99.1

Remarks of the Executive Chairman and the Chief Executive
Prepared for the Annual Meeting of Stockholders
November 10, 2016

EXECUTIVE CHAIRMAN:

In the three years since the birth of the new News Corp, we have seen the company successfully grow. It is a profitable, diversified global media business.

News Corp is today home to the most popular and influential newspapers on three continents and one of the best book publishers in the business.

We have also expanded in the digital real estate market, from our position in the REA Group to our acquisition of Move, Inc. We have leading consumer brands in this space; realtor.com® is now the second largest digital real estate site in the U.S. and in this past year, REA also acquired iProperty, Asia's #1 online property group.

The businesses of News Corp add up to a whole that is greater than the sum of its parts, thanks to our ability to work across sectors and geographies. It is also thanks to the effective implementation of technology that we can leverage premium content and scale to monetize advertising, with a special focus on the valuable data we collect.

The digital platforms of our mastheads and businesses create powerful networks for news and information. This delivers great value for readers and advertisers.

At the same time, News Corp has taken firm steps to control costs, divesting underperforming non-core businesses, while investing in people and enterprises to help us achieve our goals, from start-ups like Storyful, Checkout 51 and Unruly to established brands like Harlequin and realtor.com®.

More recently, we acquired Wireless Group, home of talkSPORT, the leading sports radio network in the U.K., and in Australia, we secured multi-year rights to broadcast the most popular sporting events.

Our market is tempered by headwinds, from an uncertain global economy to challenges in the print advertising marketplace, which are affecting all publishers.

We remain focused on fundamentals, including operating efficiencies, portfolio diversification and the sharing of data and best practices. As we continue to create new revenue streams, we invest in quality content and digital distribution, including video and mobile, to give consumers what they want.

And as a result of all these efforts, despite the challenges, we managed to have relatively stable revenues and healthy free cash flow, underscoring our diverse revenue mix and the strength and breadth of our portfolio.

Looking ahead, in an increasingly complex world, we see great value in what we do; helping make people make sense of what is going on so they can make informed decisions about their lives.

It remains our mission to pursue our goals with responsibility, as we fulfill our obligations to audiences, investors and the societies in which we live and work.

I'd like to thank my co-chair and son, Lachlan, for his steady and visionary leadership in this time of great change, and the Chief Executive of News Corp, Robert Thomson, who continues to drive the company with his energy and intelligence.

I am grateful for the continuing support of our investors and advertisers, as well as the millions of people who we all work hard to inform, entertain and enlighten every day.

CHIEF EXECUTIVE:

We gather at a particularly fascinating moment, politically and economically, for the company and the country. As a global company, we are subject to the ebb and flow of international influence, but those changing circumstances are also an opportunity for many of our businesses, some of which are in the midst of a profoundly important transition to digital and mobile.

In fiscal 2016, we made progress on our primary goals: to become more digital and to continue to develop real estate as a core pillar of the business. By most counts, we are now the world's largest digital property company, giving us a powerful platform that complements our media businesses in the U.S. and Australia, in particular. We are also prominent in East Asia and India, where the property market is relatively small but growing quickly.

While we experienced a 3% decline in total revenues for fiscal 2016, adjusted revenues were flat, and our free cash flow was healthy, all of which demonstrate the value of our emerging portfolio. The Digital Real Estate Services segment is reshaping the growth profile of News Corp, with revenues more than doubling since 2013. It is expected to become the biggest contributor to EBITDA in the long term, thanks to the ongoing growth of REA and the renaissance of realtor.com®. While there were seasonal circumstances unlikely to be as influential in succeeding quarters, digital real estate comprised about 52% of our EBITDA in Q1 of fiscal 2017.

Our renovation of realtor.com® has propelled Move to improved profitability on an operational basis, but we have been renovating the house whilst living in it, and expect growth to increase in coming quarters after a relatively modest 9% increase in revenue in the first quarter of fiscal 2017. Since our acquisition of Move, Inc. nearly two years ago, traffic to realtor.com® sites burgeoned more than 60%, while revenue increased 27% in the last fiscal year and significantly more than that since the acquisition. Our aim is to continue to improve the core site, providing extra insight and intelligence for purchasers, greater guidance for vendors and enhanced value for realtors.

REA continues to strengthen its position in the Australian market, with another record year in reported revenues and profitability. With the acquisition of iProperty, the leading Southeast Asian property portal, REA is poised for future growth in one of the world's fastest growing regions. We recently announced the formation of a global property network to bring together listings from REA, realtor.com®, Mansion Global, PropTiger and iProperty into a widely accessible database, accentuating our position as the global leader in digital property.

HarperCollins success stories included Harper Lee's Go Set a Watchman, Daniel Silva's The English Spy and titles by David Walliams, a leading author of children's fiction in the U.K. J.D. Vance's Hillbilly Elegy, which articulates the anomie of a significant percentage of the U.S. population, has been a strong seller, illustrating the large middle American audience craving empathetic exposition.

We see a similar commercial and social trend with the early success of The Magnolia Story by Chip and Joanna Gaines and Jesus Always by Sarah Young. We are optimistic about Megyn Kelly's Settle for More, and Veronica Roth's Carve the Mark, set for release early next year. Veronica wrote the best-selling Divergent trilogy.

HarperCollins has been able to use its clout as a trade publisher to better highlight Harlequin titles with the potential to be cross-over successes, while Harlequin's international network has transformed HarperCollins' ability to profit from works that have global potential – in the past, we had to cede those works to other publishers.

Foxtel is focused on driving higher subscriber volume and continues to improve its content offerings, notably with the acquisition of rights to the Australian Football League through 2022, the recent agreement with the leading English Premier League clubs and the expanded and exclusive HBO programming relationship.

At Fox Sports, we saw record ratings, driven by the burgeoning popularity of the National Rugby League, Aussie Rules and V8 Super Cars. Our airing of all NRL matches live is proving to be particularly popular, and the resonance should be enhanced with the launch of a dedicated NRL channel later in fiscal 2017.

As a result, we expect advertising trends will remain more positive for Fox Sports than for the industry as a whole, as evidenced by our first quarter results. This underscores the event value of live sports in a world of viewer fragmentation and program promiscuity.

In the News and Information Services segment, while print ad trends remain volatile, we are expanding our digital prowess, while reducing costs where appropriate, but certainly not to the point of undermining the quality of our journalism.

Circulation revenue at The Wall Street Journal grew mid-single digits this past fiscal year, thanks to digital growth and improved pricing. In fact, circulation revenues were higher than advertising revenues, underlining the shifting revenue streams at Dow Jones.

Overall, more than 50% of Dow Jones revenues came from digital in fiscal 2016, and that share rose to 55% in the first quarter. This is part of a calculated realignment and highlights the growing value of premium content and services, in particular, the Risk and Compliance segment, which expanded over 30% quarter-over-quarter.

More generally on advertising, it is clear that the disruption to traditional advertising has created conflicts of interest for ad agencies and a confused and confusing market for advertisers. It is right that the market is under scrutiny as advertisers find themselves placed in a mire of digital dross or on jaundiced websites which are blatantly biased against business. We are clearly in the midst of an ephemeral, experimental phase of advertising's evolution to the detriment of quality content and truly quantified audiences and communities.

At News UK, we are leveraging The Sun's news and entertainment features as we build a stronger mobile offering, having recently re-launched the masthead's website. It is worth highlighting that The Times has increased sales in print and digital over the past fiscal year, as measured by revenue and volume, showing that discerning audiences do navigate towards quality content.

The U.K. team is focused on leveraging our brands across platforms, including through our recently completed acquisition of Wireless Group, operator of talkSPORT, the leading sports radio network in the U.K. We intend to take full advantage of this valuable platform, which has growing ratings and a strong complementarity of its audience and The Sun.

Meanwhile, The Australian newspaper grew to a record high readership of more than 3.4 million print and digital readers during fiscal year 2016, and all of our Australian mastheads continued to develop digital journalism and meaningful, customised content for advertisers.

The New York Post digital network had 54 million users in June, and 40% of advertising revenues were digital. By September, according to independent analytics, the number of users had exceeded 65 million.

News America Marketing ended the fiscal year on a strong note, which extended into the first quarter of fiscal 2017, thanks to muscular growth in the in-store business. Meanwhile, the company is accelerating mobile adoption, notably through Checkout 51, which, this week, is expected to record its 10 millionth user, almost two months ahead of schedule. This clever app helps consumers save money and generates a wealth of granular data, which can be leveraged across News Corp businesses.

That culture of commercial collaboration is crucial. The Wall Street Journal and the New York Post played a pivotal role in the rise of realtor.com®, while our property sites around the world now share news, software, market metrics and listings data. Storyful supplies video to News Corp mastheads, including The Sun, the New York Post and The Wall Street Journal, and is enabling HarperCollins to extend its video outreach.

And our viral video experts at Unruly are providing valuable advertising metrics to enhance the brand building of our companies, as well as assisting external clients with their unique expertise.

The rapid pace at which the contemporary world is turning, with attendant economic and social upheaval, has put a premium on premium content – fast, accurate news and incisive analysis are invaluable in these turbulent times.

Our strategy focuses on product development, particularly in mobile and video, to drive engagement; leveraging data by linking our audiences to create a powerful digital network for advertisers; and capitalizing on opportunistic acquisitions to further buttress our revenue stream and fortify the foundations for future growth.

I thank Rupert for his leadership and for his energy and curiosity, the Board for its thoughtful, critical support and all employees at News Corp who have contributed to the transformation of the company over the past year. And I am grateful to our shareholders who appreciate that we are on a long-term journey in building a company with social purpose and robust returns for investors.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The "forward-looking statements" included in this document are made only as of the date of this document and we do not have any obligation to publicly update any "forward-looking statements" to reflect subsequent events or circumstances, except as required by law.